UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2022

ALTRA INDUSTRIAL MOTION CORP.

(exact name of registrant as specified in its charter)

Delaware	001-33209	61-1478870
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Granite Street, Suite 201, Braintree, MA		02184
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (781) 917-0600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (par value $0.001)	AIMC	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On July 28, 2022, Altra Industrial Motion Corp. (“the Company”) filed with the Securities and Exchange Commission a report on Form 8-K (the “Prior 8-K) disclosing that the Company announced certain unaudited financial results for the quarter ended June 30, 2022. This amendment is being filed to amend the prior 8-K to correct GAAP Earnings Per Share guidance and Pro Forma GAAP Earnings Per Share guidance contained in Exhibits 99.1 and 99.2 attached thereto to reflect the tax expense related to the divestiture of the JVS business. This 8-K/A also reflects changes to associated reconciliation tables. A copy of the corrected Press release and Charts are attached hereto as Exhibits 99.1 and 99.2, which are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Corrected Press release of Altra Industrial Motion Corp., dated July 28, 2022*
99.2	Corrected Charts to be used during the investor conference call, dated July 28, 2022*
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTRA INDUSTRIAL MOTION CORP.

Date: July 28, 2022	By:	/S/ Carl R. Christenson
Name: Carl R. Christenson
Title: Chairman and Chief Executive Officer